Exhibit 4.2.13

INTEL CORPORATION, as Issuer

and
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
______________________
3.734% Senior Notes due 2047

_____________________
Twelfth Supplemental Indenture
Dated as of December 8, 2017
to
Indenture dated as of March 29, 2006

TABLE OF CONTENTS
PAGE
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01. Definitions ..................................................................................................................... 1
Section 1.02. Conflicts with Base Indenture ....................................................................................... 5
ARTICLE 2
FORM OF NOTES
Section 2.01. Form of Notes ................................................................................................................ 5
ARTICLE 3
THE NOTES

ARTICLE 4
REDEMPTION OF SECURITIES
Section 4.01. Optional Redemption ................................................................................................... 7
ARTICLE 5
EVENTS OF DEFAULT AND REMEDIES
Section 5.01. Events of Default ........................................................................................................... 8
Section 5.02. Acceleration Of Maturity; Rescission And Annulment .................................................. 9

Section 5.03. References In Base Indenture ........................................................................................	9
Section 5.04. Waiver Of Certain Covenants ........................................................................................ 9
ARTICLE 6
SUPPLEMENTAL INDENTURES

ARTICLE 7
MISCELLANEOUS

EXHIBIT A
FORM OF 3.734% SENIOR NOTE DUE 2047

ii

TWELFTH SUPPLEMENTAL INDENTURE, dated as of December 8, 2017 (this “Supplemental Indenture”), to the Indenture dated as of March 29, 2006 (as amended by the First Supplemental Indenture (as defined below) and as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and between INTEL CORPORATION (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:
WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;
WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities as its 3.734% Senior Notes due 2047 (the “Notes”), on the terms set forth herein;
WHEREAS, the Trustee was appointed as successor trustee under the Base Indenture in connection with that certain first supplemental indenture as of December 3, 2007, between the Company and the Trustee (the “First Supplemental Indenture”);
WHEREAS, Article 9 of the Base Indenture provides that a supplemental indenture may be entered into by the parties to establish the terms of new Securities without the consent of any Holders;
WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been met; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Floating Rate Notes and the Fixed Rate Notes (together, the “Notes”) have been done;
NOW, THEREFORE:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. The words “herein”, “hereof” and “hereby” and other words of similar import used in this

Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
As used herein, the following terms have the specified meanings:
“Additional Interest” means all interest payable as a consequence of the occurrence and continuation of a “Registration Default” as defined in the Registration Rights Agreement.
“Additional Notes” has the meaning specified in Section 3.05 of this Supplemental Indenture.
“Applicable Par Call Date” means June 8, 2047.
“Base Indenture” has the meaning specified in the recitals of this Supplemental Indenture.
“Business Day” when used with respect to any Note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other Place of Payment as may be subsequently specified by the Company) are authorized or obligated by law or executive order to close.
“Commission” means the Securities and Exchange Commission.
“Company” means the corporation specified as the “Company” in the recitals of this Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable Notes to be redeemed pursuant to Section 4.01 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 4.01 hereof, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such Redemption Date.
“Corporation” means, for purposes of Section 801 of the Base Indenture as applied to the Notes, any corporation and not any other form of business entity.

“Depositary” means The Depository Trust Company, a New York corporation, or any successor. References in the Base Indenture to “U.S. Depository” or “Depository” shall be deemed to refer to “Depositary” as defined in this Supplemental Indenture.
“Exchange Notes” means Notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.
“Exchange Offer Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act with respect to a registered exchange offer with respect to the Exchange Notes, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“First Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.
“Indenture” has the meaning specified in the recitals of this Supplemental Indenture.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company from time to time to act in such capacity.
“Initial Notes” has the meaning set forth in Section 3.01(b).
“Interest Payment Date” has the meaning specified in Section 3.02(a).
“Notes” has the meaning specified in the recitals of this Supplemental Indenture.
“Notice of Default” has the meaning specified in Section 5.01(c).
“Officer’s Certificate” means a certificate signed on behalf of the Company by chairman of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, any vice president, controller, secretary, any assistant secretary or general counsel of the Company. For purposes of the Notes (and the Indenture as applicable to the Notes), all references in the Base Indenture to “Officers’ Certificate” shall be deemed to refer to “Officer’s Certificate” as defined in this Supplemental Indenture.
“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.
“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
“Registration Rights Agreement” means (i) the registration rights agreement, dated as of December 8, 2017, among the Company, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated with respect to the Initial Notes and (ii) with respect to any Additional Notes, any substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.
“Registration Statement” means one or more registration statements filed by the Company providing for the registration under the Securities Act of the Notes.
“Regular Record Date” has the meaning specified in Section 3.02(a).
“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the provisions of Section 3 of the Registration Rights Agreement which covers some of or all the Initial Notes, Additional Notes or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.
“Treasury Rate” means, with respect to any Redemption Date pursuant to Section 4.01 hereof, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the applicable Comparable Treasury Issue. In determining this rate, the Company will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

Section 1.02.    Conflicts with Base Indenture. In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.
ARTICLE 2
FORM OF NOTES

Section 2.01.    Form of Notes. The Notes shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of the Indenture.
ARTICLE 3
THE NOTES

Section 3.01.    Amount; Series. (a) There is hereby created and designated one series of Securities under the Base Indenture: the title of the Notes shall be “3.734% Senior Notes due 2047.” The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.
(b)The aggregate principal amount of Notes that initially may be authenticated and delivered under this Supplemental Indenture (the “Initial Notes”) shall be limited to $1,966,590,000, subject, in each case, to increase as set forth in Section 3.05.
(c)The Stated Maturity of the Notes shall be December 8, 2047. The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in Minneapolis, Minnesota, which shall initially be the office or agency of the Trustee.
(d)The Notes will be issued in the form of one or more Global Securities, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 3.04 and the Base Indenture.
(e)The Company shall pay the principal of any Definitive Notes at the Office or Agency designated by the Company for that purpose under the Indenture. Interest on any Definitive Notes shall be payable, at the Company’s Option (i) by check mailed to the Holders of such Notes at their address in the Security Register and (ii) upon application to the Registrar, not later than the relevant Regular Record Date, by a Holder having an aggregate principal amount of Definitive Notes of at least $1,000,000, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

Section 3.02.    Interest on the Notes. (a) The Notes shall bear interest at the rate of 3.734% per annum, in each case beginning on December 8, 2017 or from the most recent date to which interest has been paid or duly provided for, as further provided in the form of Note annexed hereto as Exhibit A. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The Interest Payment Dates for the Notes shall be June 8 and December 8 of each year, beginning on June 8, 2018 (each, an “Interest Payment Date”), and the Regular Record Date for any interest payable on each such Fixed Rate Interest Payment Date shall be the immediately preceding May 24 and November 23, respectively (each, a “Regular Record Date”). If any Fixed Rate Interest Payment Date, Stated Maturity or other payment date with respect to the Fixed Rate Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Fixed Rate Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. The Company shall pay all Additional Interest, if any, in the same manner and on the same dates as interest at the rate stated herein and in the amounts set forth in the Registration Rights Agreement.
Section 3.03.    Denominations. The Notes of each series shall be issuable only in registered form without coupons and only in denominations of $2,000 and any multiple of $1,000 in excess thereof.
Section 3.04.    Book-entry Provisions for Global Securities. (a) Subject to Section 1.02 hereof, the provisions of Articles 2 and 3 of the Base Indenture, as supplemented by Appendix A hereto, shall apply to the Notes.
Section 3.05.    Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without notice to or the consent of the Holders of the Notes, create and issue pursuant to the Indenture additional Notes (“Additional Notes”) having terms and conditions set forth in Exhibit A, identical to those of the other Notes, except that Additional Notes:
(i) may have a different issue date from other Outstanding Notes of;
(ii) may have a different issue price from other Outstanding Notes; and
(iii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes;
provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. Such Additional Notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the Notes, and will vote together as one class on all matters with respect to the Notes.

ARTICLE 4
REDEMPTION OF SECURITIES

Section 4.01.    Optional Redemption. (a) Subject to Section 1.02 hereof, the provisions of Article 11 of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.
(b)At any time and from time to time, the Notes shall be redeemable, as a whole or in part, at the Company’s option. The Redemption Price for any Notes redeemed prior to the Applicable Par Call Date will equal the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) the sum, as determined by the Independent Investment Banker based on the Reference Treasury Dealer Quotations, of the present values of the Remaining Scheduled Payments, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points plus, in the case of each of clause (i) or (ii), accrued and unpaid interest thereon to, but not including, the Redemption Date for such Notes. On or after the Applicable Par Call Date, the Redemption Price will equal 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date for such Notes.
(c)On and after the Redemption Date for the Notes, interest will cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, on a pro-rata basis or by such method as the Trustee deems fair and appropriate and subject, in the case of Notes represented by Global Securities, to the applicable procedures of the Depositary; provided, however that in no event, shall Notes of a principal amount of $2,000 or less be redeemed in part. The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the electronic delivery or mailing of a notice of redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.
(d)Notice of any redemption pursuant to this Section 4.01 shall be electronically delivered or mailed at least 30 days (in the case of any redemption prior to the Applicable Par Call Date) or 15 days (in the case of any redemption with a Redemption Date on or after the Applicable Par Call Date) but in each case not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above in clause (b), shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price.

ARTICLE 5
EVENTS OF DEFAULT AND REMEDIES
Section 5.01.    Events of Default. Section 501 of the Base Indenture shall not apply to the Notes. Each of the following events shall constitute an “Event of Default” with respect to the Notes:
(a)default in the payment of the principal of or premium (if any) on any Note when due and payable at its Stated Maturity, upon redemption, acceleration or otherwise;
(b)default in the payment of any interest upon any Note when it becomes due and payable (if the time of payment has not been extended or deferred), and continuance of such default for a period of 30 days;
(c)default in the performance, or breach, of any covenant of the Company in the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, or overnight delivery service to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, a written notice specifying such default or breach and stating that such notice is a “Notice of Default” under the Indenture;
(d)the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and
(e)the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 5.02.    Acceleration Of Maturity; Rescission And Annulment. The first paragraph of Section 502 of the Base Indenture shall not apply to the Notes, and the following shall apply in lieu thereof. If an Event of Default occurs and is continuing with respect to the Notes, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all such Notes, plus accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. However, upon an Event of Default arising out of Section 5.01(d) or Section 5.01(e), the principal amount of all Outstanding Notes, plus accrued and unpaid interest to the acceleration date, shall be due and payable immediately without notice from the Trustee or Holders.
At any time after such a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in the Indenture provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences as provided in Section 502 of the Base Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 5.03.    References In Base Indenture. References to “Section 501,” “Section 501(4),” Section 501(5),” “Section 501(6)” and Section 501(7) in the Base Indenture shall be deemed to refer to Section 5.01, Section 5.01(c), Section 5.01(d), Section 5.01(e) and Section 5.01 of this Supplemental Indenture, respectively.
Section 5.04.    Waiver Of Certain Covenants. Section 1006 of the Base Indenture shall not apply to the Notes.
ARTICLE 6
SUPPLEMENTAL INDENTURES

Section 6.01.    Applicability Of Base Indenture. Sections 901 and 902 of the Base Indenture shall not apply to the Notes. Sections 6.02 and 6.03 of this Supplemental Indenture shall apply in lieu thereof, and references in the Base Indenture to Sections 901 and 902 shall be deemed to refer to Section 6.02 and Section 6.03, respectively.
Section 6.02.    Supplemental Indentures Without Consent Of Holders. The Company and the Trustee may amend the Indenture or the Notes or enter into an indenture supplemental hereto without notice to or the consent of any Holder to

(a)cure ambiguities, omissions, defects or inconsistencies as evidenced by an Officer’s Certificate;

(b)make any change that would provide any additional rights or benefits to the Holders of the Notes;

(c)provide for or add guarantors with respect to the Notes;

(d)secure the Notes;

(e)provide for uncertificated Notes in addition to or in place of certificated Notes;

(f)evidence and provide for the acceptance of appointment by a successor Trustee;

(g)provide for the assumption by a successor corporation of the Company’s obligations to the Holders of the Notes, in compliance with the applicable provisions of the Indenture;

(h)maintain the qualification of the Indenture under the Trust Indenture Act; or

(i)make any change that does not adversely affect the rights of any Holder of Notes in any material respect.

The Trustee is hereby authorized to join with the Company in the execution of any such amendment or supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any Property thereunder, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
Any amendment or supplemental indenture authorized by the provisions of this section may be executed without notice to and without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 6.03.
Section 6.03.     Supplemental Indentures With Consent Of Holders.

(a)With the consent (evidenced as provided in Article 1 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such amendment or supplemental indenture (voting together as a single class), the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the

Securities of each such series and the Holders of not less than a majority in aggregate principal amount of the Securities at such time Outstanding of all series affected by such waiver (voting together as a single class) may waive, with respect to each such series affected by such waiver, future compliance by the Company with a provision of the Indenture or the Notes.

(b)Notwithstanding the provisions of paragraph (a), without the consent of each affected Holder of Notes, an amendment, supplement or waiver may not:

(i)reduce the principal amount, extend the fixed maturity, or alter or waive the redemption provisions of the Notes;

(ii)impair the right of any Holder of the Notes to receive payment of principal, premium or interest on the Notes on and after the due dates for such principal, premium or interest;

(iii) change the Currency in which principal, any premium or interest is paid;

(iv) reduce the percentage in principal amount Outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action;

(v)impair the right to institute suit for the enforcement of any payment on the Notes;

(vi) waive a payment default with respect to the Notes or any future guarantor of the Notes;

(vii)reduce the interest rate or extend the time for payment of interest on the Notes; or

(viii)adversely affect the ranking of the Notes.

It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section 6.03, the Company shall transmit to the Holders of Outstanding Notes if affected thereby a notice setting forth the substance of such supplemental indenture.
ARTICLE 7
MISCELLANEOUS

Section 7.01.    Sinking Funds. Article 12 of the Base Indenture shall have no application. The Notes shall not have the benefit of a sinking fund.

Section 7.02.    Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 7.03.    Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 7.04.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

Section 7.05.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

INTEL CORPORATION
By:	/s/ Ravi Jacob
Name: Ravi Jacob
Title: Vice President and Treasurer

[Trustee Signature Follows]

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[Signature Page to Supplemental Indenture]

Appendix A

PROVISIONS RELATING TO INITIAL NOTES,
ADDITIONAL NOTES AND EXCHANGE NOTES
Section 1.1     Definitions.
(a)    Capitalized Terms.
Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning after the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.
“Global Security” means, with respect to the Notes, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to a safekeeping agreement with the Depositary, all in accordance with the Indenture, which shall be registered in global form without interest coupons in the name of the Depositary or its nominee. References to “global Security” in the Base Indenture shall be deemed to refer to “Global Security” as defined in this Supplemental Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Restricted Global Securities” means any Global Securities that bear or are required to bear the Restricted Notes Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Unrestricted Global Securities” means any Global Securities that do not bear and are not required to bear a Restricted Notes Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.
(b)    Other Definitions.

Term:	Defined in Appendix Section:

“Agent Members”	2.1(d)
“ERISA Legend”	2.2(h)
“Global Security”	1.1(a)
“Global Securities Legend”	2.2(h)
“Regulation S Global Security”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(h)
“Rule 144A Global Security”	2.1(c)
“Rule 144A Notes”	2.1(b)
Section 2.1    Form and Dating.
(a)The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)    Global Securities. Each Global Security authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or nominee thereof or custodian therefor. Each such Global Security shall constitute a single Security for all purposes of the Indenture. Rule 144A Notes shall be issued initially as Global Securities in the form of Exhibit A-1 to this Supplemental Indenture with the Rule 144A Legend, the ERISA Legend and the Global Security Legend (collectively, the “Rule 144A Global Securities”) and Regulation S Notes shall be issued initially as Global Securities in the form of Exhibit A-2 to this Supplemental Indenture with the Regulation S Legend, the ERISA Legend and the Global Security Legend (collectively, the “Regulation S Global Securities”). Exchange Notes shall be issued by the Company initially in the form of one or more Global Securities in the form of Exhibit A to this Supplemental Indenture with the Global Securities Legend. Each Global Security shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the

Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Sections 304 and Section 305 of the Base Indenture and Section 2.2(d) of this Appendix A.

(c)    Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.
(i)    Notwithstanding any other provision in the Indenture, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security and no successor Depositary has been appointed within 90 days after such notice or (2) ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed within 90 days after such notice, (B) the Company determines at any time that the Notes shall no longer be represented by Global Securities and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in the Notes from such Depositary, following notification by the Depositary of their right to do so, or (C) such exchange is made upon request by or on behalf of the Depositary in accordance with customary procedures, following the request of a Holder seeking to exercise or enforce its rights under the Notes during the continuance of an Event of Default.

(ii)    Subject to clause (i) above, any exchange of a Global Security for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct in writing to the Trustee.

(iii)    Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Note is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(iv)    Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below in clause (v)) and Persons that may hold interests through

Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(v)    In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(vi)    Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.
Section 2.2    Transfer; Legends.
(a)    Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the a Restricted Notes Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(a)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.2(a)(i) above, the transferor of such beneficial interest must deliver to the Registrar:

(x)    a written order from a participant or an indirect participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and
(y)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.
Upon consummation of an Exchange Offer by the Company in accordance with the Registration Rights Agreement, the requirements of this Section 2.2(a)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities (or when such Holder otherwise complies with the Depositary’s applicable procedures). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.1(b) of this Appendix A.
The transferor of any Global Security shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed transfer of any Note other than a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information reasonably necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(b)Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.2(a) above and the Registrar receives the following:

(i)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(ii)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(c)Transfer and Exchange of Beneficial Interests in an Initial Note or any Additional Note for Beneficial Interests in an Exchange Note. A beneficial interest in any Initial Note or any Additional Note may be exchanged by any holder thereof for a beneficial interest in an Exchange Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Exchange Note if the exchange or transfer complies with the requirements of Section 2.2(a) above and:

(i)    such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or otherwise in accordance with the Depositary’s applicable procedures) that it is not (x) a Broker-Dealer, (y) a Person participating in the distribution of the Exchange Notes or (z) a Person who is an affiliate (as defined in Rule 144) of the Company;
(ii)    such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or
(iii)    such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.
(d)Transfer and Exchange of Beneficial Interests in a Regulation S Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Regulation S Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security upon the expiration of the Distribution Compliance Period, if the transferor delivers a certificate in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof.

(e)    Authentication of Unrestricted Global Securities. If any such transfer is effected pursuant to subparagraph (c) or (d) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (c) or (d) above.
(f)    Other Exchanges. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(g)    Indemnity. Each holder of a beneficial interest in a Global Security will agree to indemnify the Company and the Trustee against any liability that may result for the transfer, exchange or assignment of such Holder’s Global Security in violation of any provision of the Indenture and/or applicable United States Federal or state securities law.
(h)    Legends.
(i)    Except as permitted by this Appendix A, each Note certificate evidencing the Global Securities and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear the applicable legends in substantially the following forms:
Each Rule 144A Note shall bear the following legend (the “Rule 144A Legend”):
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO US, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
Each Regulation S Note shall bear the following legend (the “Regulation S Legend” and, together with the 144A Legend, a “Restricted Notes Legend”):
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR

OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.
Each Global Security shall bear the following additional legend (“Global Security Legend”):
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Note shall bear the following additional legend (“ERISA Legend”):
BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT

ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
(ii)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(i)    Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate one or more Exchange Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in any Initial Note or any Additional Note accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal (or otherwise in accordance with the Depositary’s applicable procedures) that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company. Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly.
(j)    The Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

EXHIBIT A
FORM OF 3.734% SENIOR NOTE DUE 2047
THE FOLLOWING LEGEND WILL BE INCLUDED IF A 144A NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO US, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
THE FOLLOWING LEGEND WILL BE INCLUDED ON ANY REGULATION S NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.

THE FOLLOWING LEGEND WILL BE INCLUDED
BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

INTEL CORPORATION
3.734% Senior Notes due 2047
No. [•]                         CUSIP No.: [144A: 458140BF6 / Reg. S.: U45814AW7]
ISIN No.:
$[•]
INTEL CORPORATION, a Delaware corporation (the “Company”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of [•] ($[•]) on December 8, 2047.
Interest Payment Dates: June 8 and December 8 (each, an “Interest Payment Date”), commencing on June 8, 2018.
Interest Record Dates: May 24 and November 23 (each, a “Regular Record Date”).
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTEL CORPORATION
By:
Name: Ravi Jacob
Title: Vice President and Treasurer

[Signature Page to Note]

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.
Dated: December 8, 2017

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

(REVERSE OF NOTE)
INTEL CORPORATION
3.734% Senior Notes due 2047
1.    Interest.
Intel Corporation (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from December 8, 2017. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, beginning on June 8, 2018. If any Interest Payment Date, Stated Maturity or other payment date with respect to the Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.
The Issuer shall pay all Additional Interest, if any, in the same manner and on the same dates as interest at the rate stated herein and in the amounts set forth in the Registration Rights Agreement.
2.    Paying Agent.
Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.
3.    Indenture; Defined Terms.
This Note is one of the  3.734% Senior Notes due 2047 (the “Notes”) issued under the Indenture dated as of March 29, 2006, as amended by the First Supplemental Indenture dated as of December 3, 2007 (together, the “Base Indenture”) and, as amended, modified and supplemented by the Twelfth Supplemental Indenture dated as of December 8, 2017 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Issuer and the Trustee, as trustee. This Note is a “Security” and the Notes are “Securities” under the Indenture.
For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated

in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.
4.    Denominations; Transfer; Exchange.
The Notes are in registered form, without coupons, in denominations of $2,000 and multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the electronic delivery or mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part.
5.    Amendment; Modification; Waiver.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of each series of Notes affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of all series of Notes affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of a series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of all series of Notes (voting together as a single class), on behalf of the Holders of all Securities of such series, to waive future compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without notice to or consent of any Holder, the Indenture also permits the amendment or supplement thereof to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the Commission in connection with qualifications of the Indenture under the TIA, or make any other change that does not adversely affect the rights of Holders in any material respect.

6.    Optional Redemption.
The Issuer may redeem the Notes in whole or in part, at its option, at any time or from time to time prior to Maturity (the date of such redemption, the “Redemption Date”). The Redemption Price prior to June 8, 2047 (the “Applicable Par Call Date”) will be equal to the greater of:
(i)    100% of the aggregate principal amount of the Notes to be redeemed; or
(ii)    the sum, as determined by the Independent Investment Banker based on the Reference Treasury Dealer Quotations, of the present values of the Remaining Scheduled Payments, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), using a rate equal to the Treasury Rate plus 16 basis points (such sum to be calculated as set forth in the Indenture), plus, in the case of (i) or (ii), accrued interest thereon to, but not including, the Redemption Date.
In the case of any redemption with a Redemption Date on or after the Applicable Par Call Date, the Redemption Price will equal 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest thereon to, but not including, the Redemption Date.
Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the Notes and the Indenture, subject to the applicable procedures of the Depositary.
On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Issuer shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, on a pro-rata basis or by such method as the Trustee deems fair and appropriate and subject, in the case of Notes represented by Global Securities, to the applicable procedures of the Depositary; provided, however that in no event, shall Notes of a principal amount of $2,000 or less be redeemed in part.
Notice of any redemption shall be electronically delivered or mailed at least 30 days (in the case of any Redemption Date prior to the Applicable Par Call Date) or 15 days (in the case of any Redemption Date on or after the Applicable Par Call Date) but, in each case, not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption

Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as set forth in the Indenture, shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price.
7.    Defaults and Remedies.
If an Event of Default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Notes.
8.    Authentication.
This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.
9.    Abbreviations and Defined Terms.
Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
10.    CUSIP Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.
11.    Governing Law.
The laws of the State of New York shall govern the Indenture and this Note without regard to conflicts of laws principles thereof.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                               agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                 Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES
The following exchanges of a part of this Global Security for certificated Notes or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER
Intel Corporation
[Registrar address block]
Re: 3.734% Senior Notes due 2047
Reference is hereby made to the Indenture, dated as of March 29, 2006, as supplemented by the Twelfth Supplemental Indenture thereto dated as of December 8, 2017 (the “Indenture”), between Intel Corporation (the “Company”) and Wells Fargo & Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the 144A Global Security and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or

Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on Transfer enumerated in the Restricted Notes Legend printed on the Regulation S Global Security and in the Indenture and the Securities Act.
3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will no longer be subject to the restrictions on transfer enumerated in the applicable Restricted Notes Legend printed on the Restricted Global Securities and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. The Distribution Compliance Period has ended. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Securities and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

SCHEDULE OF EXCHANGES OF NOTES
The following exchanges of a part of this Global Security for certificated Notes or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee